UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/28/2008

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 28, 2008, Delphax Technologies Inc. entered into agreements amending its senior credit and security agreements with Wells Fargo Bank, National Association and Wells Fargo Financial Corporation Canada, effective December 31, 2007. The amendments establish new financial covenants - minimum operating performance, minimum CR Series sales, minimum excess availability and maximum capital expenditures. In addition, the amendments increase the interest rate on the revolving loan, from prime plus one-half of one percent, to prime plus one percent.
The foregoing brief summary of the amendments is not intended to be complete and is qualified in its entirely by reference to the amendments attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

The following documents are filed as Exhibits to this Report.
10.1 FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION
10.2 FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND WELLS FARGO FINANCIAL CORPORATION CANADA

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: March 05, 2008	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION
EX-10.2	FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, ENTERED INTO BY AND BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND WELLS FARGO FINANCIAL CORPORATION CANADA